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Exhibit 5

                                 August 21, 2001

Strategic Diagnostics Inc.
111 Pencader Drive
Newark, DE 19702

           Re: Registration Statement on Form S-8 relating to the
               Strategic Diagnostics Inc. 2000 Stock Incentive Plan, as amended

Dear Sir/Madam:

         Reference is made to a Registration Statement on Form S-8 of Strategic Diagnostics Inc. (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         The Registration Statement covers 1,500,000 shares of Common Stock, $.01 par value, of the Company (the "Shares"), issuable by the Company pursuant to awards granted or available for grant under the Company's 2000 Stock Incentive Plan, as amended (the "Plan").

         We have examined the Registration Statement, including the exhibits thereto, the Company's Fourth Amended and Restated Certificate of Incorporation and By-Laws as currently in effect, the Plan and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan and any underlying option award agreements or letters, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                    Sincerely,

                                                    /s/ PEPPER HAMILTON LLP
                                                    -----------------------
                                                    PEPPER HAMILTON LLP